                                        Exhibit 99.2

First Commonwealth Financial Corporation Extends its Pennsylvania Presence with Acquisition of Centric Financial Corporation
INDIANA and HARRISBURG, PENNSYLVANIA, August 30, 2022 — First Commonwealth Financial Corporation (“First Commonwealth”) (NYSE: FCF) and Centric Financial Corporation (“Centric”) (OTCPink: CFCX) today jointly announced the signing of a definitive Agreement and Plan of Merger providing for the merger of Centric with and into First Commonwealth in an all-stock transaction valued at approximately $16.20 per share, or approximately $144 million in the aggregate, based upon the preceding 10-day volume weighted average closing stock price of First Commonwealth as of Monday, August 29, 2022. Following the merger of the parent holding companies, Centric’s subsidiary, Centric Bank, will merge with and into First Commonwealth’s subsidiary, First Commonwealth Bank.
The business combination will produce a combined company with approximately $10.6 billion in total assets. Centric will contribute approximately $1.0 billion in total assets, $0.9 billion in total deposits, $0.9 billion in total loans, seven branch locations and one loan production office in the Harrisburg, Philadelphia and Lancaster MSAs to the combined entity. The transaction represents a continuation of First Commonwealth’s commercially-focused expansion strategy into higher growth metro markets and geographically builds upon its acquisition of 14 former Santander Bank, N.A. branches in Central Pennsylvania in 2019.
Under the terms of the Agreement and Plan of Merger, which has been unanimously approved by the boards of directors of both companies, Centric shareholders will be entitled to receive a fixed exchange ratio of 1.09 shares of First Commonwealth common stock for each Centric common share. The merger is expected to qualify as a tax-free reorganization and is expected to be completed in the first quarter of 2023, subject to certain closing conditions, including approval by Centric shareholders and customary bank regulatory approvals.
“We are genuinely excited about the opportunities that our combined organizations can create. We have long admired the job that Centric’s CEO, Patti Husic, and the Centric team have done creating an extraordinary culture, growing their organization and serving their clients,” said T. Michael "Mike" Price, President and Chief Executive Officer of First Commonwealth. “This extension of our physical presence into Harrisburg and Metro Philadelphia allows us to deepen our existing relationships in these markets and improve the financial lives of these businesses and their communities."
“We are equally excited for this strategic partnership and the opportunity to gain deeper market share in Central PA and the greater Philadelphia region. We have admired the leadership of Mike Price, the culture that has been built by their team, and the reputation of First Commonwealth as a premier financial institution in Pennsylvania. This strategic partnership will provide our customers and communities with greater access to additional products and services that we believe will result in an enhanced customer experience for our commercial base and the opportunity to augment the retail portion of our business with their product set and consumer verticals,” said Patricia A. "Patti" Husic, President and Chief Executive Officer of Centric.
Upon completion of the merger, First Commonwealth will appoint Patricia A. Husic to its board of directors.
Excluding certain one-time merger charges, the transaction is expected to be approximately 5% accretive to First Commonwealth’s earnings in 2023, and approximately 7% accretive to earnings in 2024 once anticipated cost savings are fully phased in. Estimated tangible book value dilution at closing of approximately 3%, including the impact of estimated one-time charges, is expected to be earned back in approximately 2 years.
ADVISORS

                                        Exhibit 99.2
Keefe, Bruyette & Woods, A Stifel Company served as financial advisor and Squire Patton Boggs (US) LLP served as legal counsel to First Commonwealth. Stephens Inc. served as financial advisor and Stevens & Lee served as legal counsel to Centric.
INVESTOR CALL DETAILS
An investor presentation related to this transaction is available on First Commonwealth’s website at www.fcbanking.com/investorrelations. First Commonwealth will host a conference call on Wednesday, August 31, 2022 at 10:00 a.m., Eastern Time to discuss the transaction. To access the call, please dial 1-888-330-3181 and enter the conference ID: 4651379. A listen-only live webcast of the call will be available at www.fcbanking.com/investorrelations. A replay of the call will also be available on First Commonwealth’s Investor Relations website for 30 days following the conclusion of the call.
ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT
First Commonwealth and Centric will file a proxy statement/prospectus and other relevant documents with the SEC in connection with the merger.
THE SHAREHOLDERS OF CENTRIC ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.
The proxy statement/prospectus and other relevant materials (when they become available), and any other documents First Commonwealth and Centric have filed with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents First Commonwealth has filed with the SEC by contacting Matthew C. Tomb, Chief Risk Officer and General Counsel, First Commonwealth, 601 Philadelphia Street, Indiana, PA 15701, telephone: (800) 711-2265; and may obtain free copies of the proxy statement/prospectus by contacting Sandra L. Schultz, Chief Financial Officer, Centric Financial Corporation, 4320 Linglestown Road, Harrisburg, PA 17112, telephone: (717) 657-7727.
Centric and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of Centric in connection with the proposed merger. Information concerning such participants’ ownership of Centric common shares will be set forth in the proxy statement/prospectus relating to the merger when they become available. This communication does not constitute an offer of any securities for sale.
About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services Company with 118 community banking offices in 26 counties throughout western and central Pennsylvania and throughout Ohio, as well as business banking operations in Pittsburgh, Pennsylvania, and Canton, Cleveland, Columbus and Cincinnati, Ohio. The Company also operates mortgage offices in Wexford, Pennsylvania, as well as Hudson, and Lewis Center, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, equipment finance, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency. For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.
About Centric Financial Corporation
Founded in 2007, Centric Financial Corporation, and its subsidiary, Centric Bank, is headquartered in south central Pennsylvania with assets of $1.1 billion and remains a leader in organic loan growth. A locally owned, locally loaned community bank, Centric Bank provides competitive and pro-growth financial services to businesses, professionals, individuals, families, and the health care industry. An American Banker 2021, 2020, 2019 and 2018 Best Banks to Work For, three-time Best Places to Work, Top 50 Fastest-Growing Companies for eight years, and four times ranked a Top 200 Publicly Traded Community Bank by American Banker for financial performance.
Centric Bank has financial centers located in Harrisburg, Hershey, Mechanicsburg, Camp Hill, Doylestown, Devon, and Lancaster, loan production offices in Lancaster and Devon, and an Operations and Executive Office campus in

                                        Exhibit 99.2
Hampden Township, Cumberland County. To learn more about Centric Bank, call 717.657.7727, or visit CentricBank.com. Connect with them on Twitter, Facebook, LinkedIn, and Instagram.
Centric Financial Corporation is traded over the counter (OTC-Pink) with the ticker symbol CFCX.
Forward-looking Statements:
This joint press release of First Commonwealth and Centric contains “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act, relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of First Commonwealth and Centric.
Forward-looking statements are typically identified by words such as “believe”, “plan”, “expect”, “anticipate”, “intend”, “outlook”, “estimate”, “forecast”, “will”, “should”, “project”, “goal”, and other similar words and expressions. These forward-looking statements involve certain risks and uncertainties. In addition to factors previously disclosed in First Commonwealth reports filed with the SEC and those identified elsewhere in this press release, the following factors among others, could cause actual results to differ materially from forward- looking statements or historical performance: ability to obtain regulatory approvals in a timely manner and without significant expense or other burdens; ability to meet other closing conditions to the merger, including approval by Centric shareholders; delay in closing the merger; difficulties and delays in integrating the businesses of Centric and First Commonwealth or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of First Commonwealth products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize anticipated cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and the actions and policies of the federal and state bank regulatory authorities and legislative and regulatory actions and reforms. First Commonwealth and Centric undertake no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Media Relations:
Jonathan E. Longwill
Vice President / Communications and Media Relations
Phone: 724-463-6806
E-mail: JLongwill@fcbanking.com

Investor Relations:
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com